NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
Columbus, Ohio 43215-2220

Accumulation Rider

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Accumulation Rider ("Rider") is made part of the Policy to which it is attached.  To the extent any provisions contained in this Rider are inconsistent with those of the Policy to which it is attached, the provisions of this Rider will control the Policy accordingly.  Non-defined terms will have the meaning given to them in the Policy.

This Rider is only available on the Policy Date and must be elected at the time of application for the Policy.  This Rider cannot be revoked after the Policy Date.

If this Rider is elected, we may restrict the availability of other optional Riders that may otherwise be offered with the Policy.

Purpose

The purpose of this Rider is to modify the Policy to facilitate long-term accumulation of Cash Value and potential for income.  This Rider provides for a non-guaranteed persistency credit in later Policy Years and, for a separate additional charge, an optional surrender charge waiver election.

Rider Cost

This Rider modifies the charge structure of the Policy to which it is attached.  The Rider’s cost is reflected in the Policy charge structure and the current and guaranteed maximum Policy charges.  There is a separate additional charge if one of the surrender charge waiver options is elected.  The charge structure and guaranteed maximum Policy charges are stated in the Policy Data Pages.

Non-Guaranteed Persistency Credit

Your policy may be eligible for a persistency credit if it is maintained through the Eligibility Date stated in the Policy Data Pages.  This persistency credit is not guaranteed, and we may discontinue the program at any time.  Availability of the persistency credit will end on the date your Policy terminates.  Refer to the Policy Termination section of your Policy for information about the circumstances that result in termination of your Policy.

If a persistency credit is paid, it will be calculated and applied as follows:

•	Beginning on the Eligibility Date stated in the Policy Data Pages and on each Policy Monthaversary thereafter, we may credit your Policy with a persistency credit.

•
If paid, the monthly credit will be a percentage, up to the Maximum Persistency Credit Percentage stated in the Policy Data Pages multiplied by your Policy's Cash Value allocated to the Variable Account, including any Net Premium applied to the Variable Account that day but after any loan, transfer, or Surrender requests are processed, on the applicable Policy Monthaversary.

•
If paid, the persistency credit is calculated before monthly deductions are processed.  If paid, we add the credit proportionately to your investment options according to your most recent allocation instructions.

Optional Surrender Charge Waiver Election

For a separate additional charge you may, but are not required to, elect one of the two alternative surrender charge waiver options.  Only one of the surrender charge waiver options may be elected for any Policy to which this Rider is attached.

If neither of the two surrender charge waiver options is elected, full surrender charges will apply; however, no separate additional charge will apply under this section.

This election is only available at the time of application for the Policy and cannot be changed or revoked after the Policy Date.  It will apply for the surrender charges associated with the initial Specified Amount in effect on the Policy Date, and any Specified Amount increases from the effective date.

Surrender Charge Waiver Options

The following two options are available.  The option elected, if any, is stated in the Policy Data Pages:

Option 1:  Full Surrender Charge Waiver – provides a complete waiver of all otherwise applicable surrender charges; or

Option 2:  Partial Surrender Charge Waiver – provides lower surrender charges and a shorter surrender charge schedule than the otherwise applicable surrender charges.

Surrender Charge Waiver Option Charge:

This charge compensates us for sales and underwriting expenses associated with issuing the Policy in the event the Policy is Surrendered in earlier years during which the full surrender charge would have applied.

The option elected, if any, will determine the applicable charge rate.  The charge is calculated by multiplying each segment’s Specified Amount divided by $1,000, by the applicable rate.  The guaranteed maximum rate is stated in the Policy Data Pages.

/s/THOMAS E. BARNES        /s/ MARK R. THRESHER
Secretary                 President

POLICY DATA PAGES
The Policy Data Pages include information about this Policy as of the Policy Date based on information you provided us on the application including any supplemental application.  This Policy is adjustable meaning you can change the amount of coverage, death benefit option, and rider elections subject to any applicable requirements.  Post-issue Policy activity, such as Policy loans, partial Surrenders, and benefit changes (including Specified Amount increases and decreases, death benefit option changes, and rider elections) will affect the Policy coverage.  We will provide replacement Policy Data Pages reflecting any new benefit elections or coverage changes you make after the Policy Date, including changes to Surrender charge schedules and underwriting risk classification (including rate class, rate type, and any monthly flat extras).

POLICY INFORMATION

Policy Owner:                                           [John Doe]

Policy Number:                                         [N000000000]

State of Issue:                                           [Any state]

Policy Date:                                               [July 1, 2008]

Policy Type:                                              Flexible Premium
Adjustable Variable Universal Life Insurance Policy, Non-Participating

INSURED’S INFORMATION

Insured:                                      [John Doe]

Sex:                                                         [Male]

Issue Age:                                             [35]

Rate Type:                                            [Non-Tobacco]

Rate Class:                                          [Standard]

PREMIUM INFORMATION*

Minimum Initial Premium:              [$147.70]

Planned Premium Payment:            [$512.21]

Monthly Initial Death Benefit
Guarantee Premium**:                    [$73.85]

Minimum Additional Premium Payment:   $50.00

Planned Premium Payment
Frequency:                                        [Annual]

Initial Death Benefit Guarantee Period:  5 years from the Policy Date

*This is a flexible Premium Policy.  The Minimum Initial Premium must be paid before coverage begins.  Premium payments after the Minimum Initial Premium are not required.  The Planned Premium Payment and Planned Premium Payment Frequency are provided by you in the application to tell us how much and how frequently you intend to pay Premium.  The Monthly Initial Death Benefit Guarantee Premium is a value used to determine whether this Policy is eligible for continuation if the Cash Surrender Value is insufficient to pay the monthly deductions and any other charges during the Initial Death Benefit Guarantee Period.  Please refer to the Guaranteed Policy Continuation section of the Policy for details on how this information is used and impacts your Policy or contact us for additional information.

** Coverage may expire prior to the end of the period shown if the Premium requirements in the Guaranteed Policy Continuation section are not met.  Please see "Grace Period, Guaranteed Policy Continuation, and Reinstatement Provision" for additional information.  If sufficient Premium is paid, such guarantees may maintain your Policy to the Maturity Date.  Please contact us for additional information.

POLICY COVERAGE INFORMATION

Specified Amount: [$100,000]	Death Benefit Option Elected: [1]

[Additional Term Insurance Rider Specified Amount: [$150,000]	[Death Benefit Option 3 Interest Rate: [N/A]

Total Specified Amount: [$250,000]	Death Benefit Option 3 Maximum Increase: [N/A]

Minimum Specified Amount: [$100,000]	Internal Revenue Code Life Insurance Qualification Test:
[Guideline Premium/Cash Value Corridor] Test
Maturity Date*: [July 1, 2093]

Non-Guaranteed Persistency Credit**:

Eligibility Date: [7/1/2018]	Maximum Persistency Credit Percentage: [0.025%]

*Coverage may expire prior to the Maturity Date if Premiums paid and investment experience are not sufficient to cover monthly deductions to that date.  It is possible that coverage may end prior to the Maturity Date even if Planned Premium Payments are made.

**Payment of a persistency credit is not guaranteed.  The Maximum Persistency Credit Percentage represents the percentage we expect to apply monthly if a persistency credit is paid.  If paid, the actual percentage may be lower.

Schedule of Benefits

Form				Coverage
Number	Benefit		Specified Amount	Start Date	End Date***
NWLA-430-AO	Flexible Premium Adjustable Variable Universal Life
	Initial Specified Amount		[$100,000]	[7/1/2008]	[7/1/2093]
	Sex:	[Male]
	Issue Age:	[35]
	Rate Type:	[Non-Tobacco]
	Rate Class:	[Standard]
	Rate Class Multiple:	[1.00]
	Monthly Flat Extras:	[$ / None]		[0/0/0000]	[0/0/0000]
	Monthly Flat Extras:	[$ / None]		[0/0/0000]	[0/0/0000]

[Flexible Premium Adjustable Variable Universal Life
	Specified Amount Increase		[$000,000]	[7/1/2009]	[7/1/2093]
Sex: [Male]
Attained Age: [36]
Rate Class: [Standard]
Rate Type: [Non-Tobacco]
Rate Class Multiple: [1.00]
	Monthly Flat Extras: [$ / None]			[0/0/0000]	[0/0/0000]
	Monthly Flat Extras: [$ / None]			[0/0/0000]	[0/0/0000]

NWLA-433-AO	Accumulation Rider			[7/1/2008]	[7/1/2093]
[Surrender Charge Waiver Option [1 / 2] There is an additional charge for this option stated in the Monthly Charges and Deductions section below.]

[NWLA-417-AO	Children’s Term Insurance Rider		[$10,000]	[7/1/2008]	[7/1/2008]

[NWLA-423-AO	Spouse Insurance Rider		[$100,000]	[7/1/2008]	[7/1/2008]
	Spouse:	[Spouse Name]
	Sex:	[Female]
	Attained Age:	[38]
	Rate Class:	[Standard]
	Rate Type:	[Non-Tobacco]
	Rate Class Multiple:	[X]
	Monthly Flat Extra:		[None]	[0/0/0000]	[0/0/0000]
	Monthly Flat Extra:		[None]	[0/0/0000]	[0/0/0000]

[NWLA-421-AO	Waiver of Monthly Deductions Rider			[7/1/2008]	[7/1/2008]
	Rate Class Multiple:	[X]

[NWLA-412-AO	Accidental Death Benefit Rider		[$50.000]	[7/1/2008]	[7/1/2008]
	Rate Class Multiple:	[X]

[NWLA-415-AO	Adjusted Sales Load Rider			[7/1/2008]	[7/1/2008]
	Rider Adjustment Percentage:	[X%]
	Rider Adjustment Period:	[Y years]
	Rider Charge Period:	[Z years]

[NWLA-420-AO	Premium Waiver Rider
	Specified Premium (monthly):		[$XXX.XX]	[7/1/2008]	[7/1/2008]
	Rate Class Multiple:	[X]

[NWLA-431-AO	Additional Term Insurance Rider:		[$150,000]	[7/1/2008]	[7/1/2008]
	Attained Age:	[35]
	Rate Class Multiple:	[X]
	Rate Class:	[Standard]
	Rate Type:	[Non-Tobacco]
	Monthly Flat Extra:		[None]	[0/0/0000]	[0/0/0000]
	Monthly Flat Extra:		[None]	[0/0/0000]	[0/0/0000]

[NWLA-419-AO	Overloan Lapse Protection Rider:			[7/1/2008]	[7/1/2008]

[NWLA-229	Long Term Care Rider
	Long Term Care Specified Amount:		[$100,000]	[7/1/2008]	[7/1/2008]
	Maximum Monthly Long Term Care Benefit:		[$2,000]	[7/1/2008]	[7/1/2008]
	Rate Class Multiple:	[X]
	Rate Class:	[Non-Tobacco]

[NWLA-416-AO	Change of Insured Rider			[7/1/2008]	[7/1/2008]

***Coverage may expire prior to the dates shown if the Premium requirements in the Guaranteed Policy Continuation section of the Policy.  Refer to the "Grace Period, Guaranteed Policy Continuation, and Reinstatement Provision" for additional information.

MONTHLY CHARGES AND DEDUCTIONS

Guaranteed Maximum Administrative Charges

Monthly Flat Charge:
First Policy Year: $25.00
All subsequent Policy Years: $10.00

Monthly per $1,000 of Specified Amount Charge:

The Monthly Charge per $1,000 of Specified Amount is $0.00 after ten full Policy Years following the Policy Date or any increase in Specified Amount, as applicable.  The guaranteed maximum rates applicable to a segment of coverage are based on the Insured’s Attained Age, total base policy Specified Amount, and death benefit option in effect at the time of determination and will not change for the duration of the charge on that segment.

Specified Amount:	[$100,000]	Effective Date ofCoverage:	[7/1/2008]

[$0.30] per $1,000 on the first $250,000 of Specified Amount
[$0.10] per $1,000 on the next $250,000 of Specified Amount
[$0.07] per $1,000 in excess of $500,000 of Specified Amount

Guaranteed Maximum Premium Load: 6% in all Policy Years.

Guaranteed Maximum Mortality and Expense Risk Charge:

All Policy Years
Annual Rate	Monthly Charge*
0.30%	0.024966%

*The monthly charge is the percentage amount we charge against each component of the total Variable Account value.  This monthly charge is deducted proportionally from each Sub-Account in which you are invested on each Policy Monthaversary.

[Adjusted Sales Load Rider Charge:	Policy Years [1-15]	[X.XX]% Annually	Effective Monthly Rate of [X.XXX]%
	Policy Years [16]+	[X.XX]%
Adjusted Sales Load Rider Adjustment Percentage:		[XXX]%
Adjusted Sales Load Rider Maximum Rider Charge Period:		[XX] Years
Adjusted Sales Load Rider Adjustment Period:		[X] Years]

[Guaranteed Maximum Accumulation Rider – Surrender Charge Waiver Option Monthly Charge:
The charge is $0.00 after five full Policy Years following the Policy Date or effective date of any Specified Amount increase, as applicable.

Specified Amount:	[$100,000]	Effective Date ofCoverage:	[7/1/2008]

[$0.20] per $1,000 of Specified Amount]

Table of Guaranteed Maximum Monthly Cost of Insurance Rate per $1,000 of Net Amount at Risk

Specified Amount:	[$100,000]	Effective Date ofCoverage:	[7/1/2008]

Attained Age	Rate	Attained Age	Rate	Attained Age	Rate

0	0.08087	41	0.13176	82	7.29756
1	0.04668	42	0.14428	83	8.10961
2	0.03251	43	0.15847	84	9.01738
3	0.02250	44	0.17517	85	10.04235
4	0.01750	45	0.19437	86	11.19223
5	0.01750	46	0.21275	87	12.46504
6	0.01834	47	0.23280	88	13.84938
7	0.01834	48	0.24450	89	15.33342
8	0.01834	49	0.25787	90	16.90881
9	0.01917	50	0.27709	91	18.41631
10	0.01917	51	0.29966	92	20.01527
11	0.02250	52	0.33060	93	21.73361
12	0.02750	53	0.36406	94	23.58543
13	0.03251	54	0.40674	95	25.57306
14	0.03918	55	0.45949	96	27.43188
15	0.05085	56	0.51311	97	29.45788
16	0.06169	57	0.57096	98	31.67269
17	0.07253	58	0.62045	99	34.09954
18	0.07670	59	0.67752	100	36.77137
19	0.07837	60	0.74639	101	38.95131
20	0.07920	61	0.83045	102	41.33540
21	0.07920	62	0.93311	103	43.94625
22	0.07920	63	1.04853	104	46.81288
23	0.08004	64	1.17000	105	49.92533
24	0.08087	65	1.29840	106	53.36259
25	0.08170	66	1.42867	107	57.17347
26	0.08504	67	1.56083	108	61.41905
27	0.08921	68	1.70337	109	66.17321
28	0.08754	69	1.85123	110	71.52939
29	0.08587	70	2.03086	111	77.61672
30	0.08504	71	2.23220	112	83.33333
31	0.08421	72	2.49735	113	83.33333
32	0.08421	73	2.77788	114	83.33333
33	0.08671	74	3.07394	115	83.33333
34	0.08838	75	3.39865	116	83.33333
35	0.09088	76	3.75405	117	83.33333
36	0.09588	77	4.16842	118	83.33333
37	0.10006	78	4.65484	119	83.33333
38	0.10756	79	5.21978	120	83.33333
39	0.11424	80	5.83980
40	0.12175	81	6.55095

Actual monthly cost of insurance rates will be determined by us based on our expectations as to future experiences.  However, the actual cost of insurance rates will not be greater than the sum of rates shown above and the monthly flat extra amount, if any.

NONFORFEITURE

Basis of Computation
Mortality:	Commissioners 2001 [Male] [Non-smoker] [Standard] Ordinary Mortality Table, Age Nearest Birthday.

Interest:	3.00% annual effective rate.

Table of Surrender Charges:

Specified Amount:	[$100,000]	Effective Date ofCoverage:	[7/1/2008]

Surrender Charge by year as measured from the Effective Date of Coverage stated above	Maximum Surrender Charge

1	[$1378.94]
2	[$1378.94]
3	[$1378.94]
4	[$1378.94]
5	[$1310.00]
6	[$1172.10]
7	[$965.26]
8	[$717.05]
9	[$413.68]
10	[$114.45]
11+	[$0.00]

For Surrender Charge purposes, years begin on the Effective Date of Coverage stated above and on each anniversary of that date thereafter and end on the day before the next anniversary of the Effective Date of Coverage.

For a Surrender of the above [$100,000], the applicable Surrender charge will be deducted from the Cash Value based on the Policy Year and we will pay you the Net Surrender Value.  We will also deduct a Surrender charge for requested Specified Amount decreases.  A new Surrender charge schedule page will be mailed to you for the remaining insurance.

SERVICE FEES

Maximum Service Fee: $25.00	Maximum Partial Surrender Fee: Lesser of $25.00 or 2% of amount of partial Surrender

FIXED ACCOUNT

Guaranteed Minimum Interest Crediting Rates (per annum)

Fixed Account Option:	3.00% in all Policy Years	(effective daily rate of 0.0080986%)

LOANS

Guaranteed Policy Loan Interest Rates (per annum)

Maximum Loan Interest Charged:	3.90% in all Policy Years	(effective daily rate of 0.0104824%)
Minimum Loan Interest Credited:	3.00% in all Policy Years.	(effective daily rate of 0.0080986%)

INTERNAL REVENUE CODE LIFE INSURANCE QUALIFICATION TEST TABLE

Your Policy complies with section 7702 of the Internal Revenue Code, as amended, under the [Guideline Premium/Cash Value Corridor Test]. It requires that the death benefit be greater than or equal to the product of the Cash Value and the Applicable Percentages from the following table.

Attained Age	Applicable Percentages	Attained Age	Applicable Percentages

[0-40]	[250%]	[70]	[115%]
[41]	[243%]	[71]	[113%]
[42]	[236%]	[72]	[111%]
[43]	[229%]	[73]	[109%]
[44]	[222%]	[74]	[107%]

[45]	[215%]	[75]	[105%]
[46]	[209%]	[76]	[105%]
[47]	[203%]	[77]	[105%]
[48]	[197%]	[78]	[105%]
[49]	[191%]	[79]	[105%]

[50]	[185%]	[80]	[105%]
[51]	[178%]	[81]	[105%]
[52]	[171%]	[82]	[105%]
[53]	[164%]	[83]	[105%]
[54]	[157%]	[84]	[105%]

[55]	[150%]	[85]	[105%]
[56]	[146%]	[86]	[105%]
[57]	[142%]	[87]	[105%]
[58]	[138%]	[88]	[105%]
[59]	[134%]	[89]	[105%]

[60]	[130%]	[90]	[105%]
[61]	[128%]	[91]	[104%]
[62]	[126%]	[92]	[103%]
[63]	[124%]	[93]	[102%]
[64]	[122%]	[94]	[101%]

[65]	[120%]	[95]	[100%]
[66]	[119%]	[96]	[100%]
[67]	[118%]	[97]	[100%]
[68]	[117%]	[98]	[100%]
[69]	[116%]	[99]	[100%]
		[100+]	[100%]

SETTLEMENT OPTION TABLES

Option 1 - Life Income with Payments Guaranteed
Monthly Installments for each $1,000 of Proceeds

Age of Payee		Guaranteed Period			Age of Payee		Guaranteed Period			Age of Payee		Guaranteed Period
Last Birthday		Years			Last Birthday		Years			Last Birthday		Years
Male	Female	10	15	20	Male	Female	10	15	20	Male	Female	10	15	20

5 & Under	10 & Under	$2.33	$2.33	$2.32	35	40	$2.75	$2.75	$2.75	65	70	$4.37	$4.27	$4.12
6	11	$2.33	$2.33	$2.33	36	41	$2.78	$2.78	$2.77	66	71	$4.48	$4.36	$4.19
7	12	$2.34	$2.34	$2.34	37	42	$2.81	$2.80	$2.80	67	72	$4.59	$4.45	$4.26
8	13	$2.35	$2.35	$2.35	38	43	$2.83	$2.83	$2.82	68	73	$4.71	$4.55	$4.33
9	14	$2.36	$2.36	$2.36	39	44	$2.86	$2.86	$2.85	69	74	$4.83	$4.65	$4.40

10	15	$2.37	$2.37	$2.37	40	45	$2.89	$2.89	$2.88	70	75	$4.96	$4.75	$4.47
11	16	$2.38	$2.38	$2.38	41	46	$2.92	$2.92	$2.91	71	76	$5.10	$4.86	$4.54
12	17	$2.39	$2.39	$2.39	42	47	$2.96	$2.95	$2.94	72	77	$5.24	$4.97	$4.61
13	18	$2.40	$2.40	$2.40	43	48	$2.99	$2.99	$2.97	73	78	$5.39	$5.07	$4.68
14	19	$2.41	$2.41	$2.41	44	49	$3.03	$3.02	$3.01	74	79	$5.55	$5.18	$4.75

15	20	$2.42	$2.42	$2.42	45	50	$3.07	$3.06	$3.04	75	80	$5.71	$5.29	$4.81
16	21	$2.43	$2.43	$2.43	46	51	$3.11	$3.10	$3.08	76	81	$5.87	$5.40	$4.87
17	22	$2.44	$2.44	$2.44	47	52	$3.15	$3.14	$3.12	77	82	$6.05	$5.51	$4.92
18	23	$2.46	$2.45	$2.45	48	53	$3.19	$3.18	$3.16	78	83	$6.22	$5.61	$4.97
19	24	$2.47	$2.47	$2.46	49	54	$3.24	$3.22	$3.20	79	84	$6.40	$5.72	$5.02

20	25	$2.48	$2.48	$2.48	50	55	$3.29	$3.27	$3.25	80	85	$6.58	$5.82	$5.06
21	26	$2.49	$2.49	$2.49	51	56	$3.34	$3.32	$3.29	81	86	$6.77	$5.91	$5.10
22	27	$2.51	$2.51	$2.50	52	57	$3.39	$3.37	$3.34	82	87	$6.96	$6.00	$5.13
23	28	$2.52	$2.52	$2.52	53	58	$3.45	$3.42	$3.39	83	88	$7.14	$6.09	$5.16
24	29	$2.54	$2.54	$2.53	54	59	$3.50	$3.48	$3.44	84	89	$7.33	$6.16	$5.18

25	30	$2.55	$2.55	$2.55	55	60	$3.56	$3.53	$3.49	85	90	$7.51	$6.24	$5.21
26	31	$2.57	$2.57	$2.57	56	61	$3.63	$3.59	$3.54	86	91	$7.69	$6.30	$5.22
27	32	$2.59	$2.59	$2.58	57	62	$3.69	$3.66	$3.60	87	92	$7.87	$6.36	$5.24
28	33	$2.61	$2.60	$2.60	58	63	$3.76	$3.72	$3.66	88	93	$8.03	$6.41	$5.25
29	34	$2.62	$2.62	$2.62	59	64	$3.84	$3.79	$3.72	89	94	$8.19	$6.46	$5.26

30	35	$2.64	$2.64	$2.64	60	65	$3.91	$3.86	$3.78	90	95	$8.34	$6.50	$5.26
31	36	$2.66	$2.66	$2.66	61	66	$3.99	$3.93	$3.84	91	96	$8.48	$6.53	$5.27
32	37	$2.68	$2.68	$2.68	62	67	$4.08	$4.01	$3.91	92	97	$8.61	$6.56	$5.27
33	38	$2.71	$2.70	$2.70	63	68	$4.17	$4.09	$3.98	93	98	$8.73	$6.58	$5.27
34	39	$2.73	$2.73	$2.72	64	69	$4.27	$4.18	$4.05	94	99	$8.84	$6.60	$5.27
										95 & Over	100 & Over	$8.94	$6.61	$5.27

If the income payable for a specific guaranteed period is equal to that for other guarantee periods the longer period will be deemed to have been elected.

Option 2 - Joint & Survivor Life Income
Monthly Installments for each $1,000 of Proceeds

M/F	50	55	60	65	70	75	80	85	90	95	100
50	$2.86	$2.96	$3.04	$3.11	$3.17	$3.21	$3.24	$3.26	$3.28	$3.29	$3.29
55	$2.92	$3.04	$3.15	$3.26	$3.35	$3.43	$3.48	$3.52	$3.55	$3.56	$3.57
60	$2.96	$3.11	$3.26	$3.41	$3.55	$3.67	$3.77	$3.84	$3.88	$3.91	$3.93
65	$3.00	$3.17	$3.35	$3.55	$3.75	$3.94	$4.10	$4.22	$4.31	$4.37	$4.40
70	$3.02	$3.21	$3.43	$3.67	$3.94	$4.21	$4.47	$4.68	$4.85	$4.96	$5.03
75	$3.04	$3.24	$3.48	$3.77	$4.10	$4.47	$4.85	$5.20	$5.50	$5.72	$5.86
80	$3.05	$3.26	$3.52	$3.84	$4.22	$4.68	$5.20	$5.73	$6.22	$6.63	$6.92
85	$3.06	$3.28	$3.55	$3.88	$4.31	$4.85	$5.50	$6.22	$6.98	$7.67	$8.22
90	$3.07	$3.29	$3.56	$3.91	$4.37	$4.96	$5.72	$6.63	$7.67	$8.73	$9.68
95	$3.07	$3.29	$3.57	$3.93	$4.40	$5.03	$5.86	$6.92	$8.22	$9.68	$11.16
100	$3.07	$3.30	$3.58	$3.94	$4.42	$5.07	$5.96	$7.12	$8.62	$10.46	$12.49

The Option 1 and Option 2 Settlement option tables are based on the Male Annuity 2000 Mortality table (male ages set back five years, female ages set back ten years) with male projection scale G at 2.50% interest.  For purposes of the settlement option tables, the payees' actual ages as of their respective last birthdays are used.

The Option 2 Settlement option table shows purchase rates applicable when the joint payees are of different sexes, one female and one male. Purchase rates applicable for same sex joint payees are available upon request.

Spouse Life Insurance Rider
Monthly Cost of Insurance Rate Per $1,000 of Rider Specified Amount
Standard Rate Class
[Non-Tobacco]

Attained Age	Male	Female	Attained Age	Male	Female

21	0.17	0.16	45	0.35	0.29
22	0.17	0.16	46	0.37	0.31
23	0.17	0.16	47	0.39	0.33
24	0.18	0.17	48	0.41	0.35
25	0.18	0.17	49	0.44	0.36
26	0.18	0.17	50	0.46	0.38
27	0.19	0.17	51	0.49	0.40
28	0.19	0.17	52	0.53	0.42
29	0.20	0.17	53	0.56	0.44
30	0.20	0.18	54	0.60	0.47
31	0.21	0.18	55	0.65	0.51
32	0.21	0.18	56	0.71	0.55
33	0.22	0.19	57	0.78	0.59
34	0.22	0.19	58	0.86	0.63
35	0.23	0.20	59	0.95	0.67
36	0.24	0.21	60	1.05	0.73
37	0.24	0.21	61	1.16	0.82
38	0.25	0.22	62	1.28	0.90
39	0.26	0.23	63	1.41	0.98
40	0.27	0.24	64	1.55	1.06
41	0.29	0.25	65	1.70	1.14
42	0.30	0.26	66	1.83	1.23
43	0.31	0.27	67	1.98	1.34
44	0.33	0.28	68	2.15	1.46
			69	2.33	1.60

Actual monthly cost of insurance rates will be determined by us based on our expectations as to future experiences.  However, the actual cost of insurance rates will not be greater than the sum of rates shown above and the monthly flat extra amount, if any.

Long Term Care Rider
Table of Guaranteed Rate Cost
Per $1,000 of Net Amount at Risk Charge
[Non-Tobacco]

Attained Age	Male	Female	Attained Age	Male	Female

21	0.026	0.027	61	0.183	0.204
22	0.026	0.027	62	0.195	0.219
23	0.026	0.027	63	0.209	0.233
24	0.026	0.027	64	0.221	0.248
25	0.026	0.027	65	0.234	0.263
26	0.026	0.027	66	0.246	0.276
27	0.026	0.027	67	0.260	0.290
28	0.027	0.029	68	0.272	0.303
29	0.027	0.029	69	0.284	0.317
30	0.027	0.029	70	0.297	0.330
31	0.027	0.029	71	0.309	0.344
32	0.027	0.030	72	0.323	0.357
33	0.029	0.030	73	0.335	0.371
34	0.029	0.030	74	0.348	0.384
35	0.029	0.032	75	0.360	0.398
36	0.030	0.033	76	0.368	0.402
37	0.033	0.036	77	0.429	0.452
38	0.035	0.039	78	0.492	0.510
39	0.036	0.042	79	0.554	0.566
40	0.039	0.045	80	0.687	0.738
41	0.041	0.047	81	0.806	0.875
42	0.044	0.050	82	0.939	1.008
43	0.045	0.053	83	1.077	1.209
44	0.047	0.056	84	1.169	1.293
45	0.050	0.057	85	1.260	1.376
46	0.056	0.065	86	1.350	1.464
47	0.060	0.071	87	1.442	1.556
48	0.066	0.077	88	1.533	1.653
49	0.072	0.083	89	1.623	1.755
50	0.078	0.089	90	1.715	1.863
51	0.084	0.095	91	1.806	1.977
52	0.089	0.101	92	1.896	2.097
53	0.095	0.107	93	1.988	2.225
54	0.101	0.113	94	2.079	2.358
55	0.107	0.119	95	2.169	2.501
56	0.119	0.134	96	2.261	2.649
57	0.132	0.147	97	2.352	2.798
58	0.144	0.162	98	2.444	2.946
59	0.158	0.176	99	2.535	3.095
60	0.170	0.191

Additional Term Insurance Rider
Guaranteed Maximum Monthly Cost of Insurance Rate Per $1,000 of Rider Death Benefit
Standard Rate Class
[Non-Tobacco]
Attained Age	Rate	Attained Age	Rate	Attained Age	Rate

0	0.08087	40	0.12175	80	5.83980
1	0.04668	41	0.13176	81	6.55095
2	0.03251	42	0.14428	82	7.29756
3	0.02250	43	0.15847	83	8.10961
4	0.01750	44	0.17517	84	9.01738
5	0.01750	45	0.19437	85	10.04235
6	0.01834	46	0.21275	86	11.19223
7	0.01834	47	0.23280	87	12.46504
8	0.01834	48	0.24450	88	13.84938
9	0.01917	49	0.25787	89	15.33342
10	0.01917	50	0.27709	90	16.90881
11	0.02250	51	0.29966	91	18.41631
12	0.02750	52	0.33060	92	20.01527
13	0.03251	53	0.36406	93	21.73361
14	0.03918	54	0.40674	94	23.58543
15	0.05085	55	0.45949	95	25.57306
16	0.06169	56	0.51311	96	27.43188
17	0.07253	57	0.57096	97	29.45788
18	0.07670	58	0.62045	98	31.67269
19	0.07837	59	0.67752	99	34.09954
20	0.07920	60	0.74639	100	36.77137
21	0.07920	61	0.83045	101	38.95131
22	0.07920	62	0.93311	102	41.33540
23	0.08004	63	1.04853	103	43.94625
24	0.08087	64	1.17000	104	46.81288
25	0.08170	65	1.2984	105	49.92533
26	0.08504	66	1.42867	106	53.36259
27	0.08921	67	1.56083	107	57.17347
28	0.08754	68	1.70337	108	61.41905
29	0.08587	69	1.85123	109	66.17321
30	0.08504	70	2.03086	110	71.52939
31	0.08421	71	2.23220	111	77.61672
32	0.08421	72	2.49735	112	83.33333
33	0.08671	73	2.77788	113	83.33333
34	0.08838	74	3.07394	114	83.33333
35	0.09088	75	3.39865	115	83.33333
36	0.09588	76	3.75405	116	83.33333
37	0.10006	77	4.16842	117	83.33333
38	0.10756	78	4.65484	118	83.33333
39	0.11424	79	5.21978	119	83.33333

Actual monthly cost of insurance rates will be determined by us based on our expectations as to future experiences.  However, the actual cost of insurance rates will not be greater than the sum of rates shown above and the monthly flat extra amount, if any.

Investment Options and Allocation of Net Premiums Paid

Variable Account: Nationwide VLI Separate Account –G

Your investment options available as of the Policy Date are listed below. We may subsequently add or eliminate Sub-Accounts as described in the Variable Account Provision of this Policy.  Your initial allocation to a Sub-Account and/or the Fixed Account is shown on a percentage basis.

Fund Allocation Factors

	During "RIGHT TO EXAMINE AND CANCEL" Period	After "RIGHT TO EXAMINE AND CANCEL" Period

AIM V.I. Capital Development Fund – Series I Shares	0%	0%
AllianceBernstein Small/Mid Cap Value Portfolio - Class A	0%	0%
American Century VP Inflation Protection Fund – Class II	0%	0%
American Century VP Mid Cap Value Fund – Class I	0%	0%
American Century VP Value Fund – Class I	0%	0%
American Funds Asset Allocation Fund NVIT – Class II	0%	0%
American Funds Bond Fund NVIT – Class II	0%	0%
American Funds Global Growth Fund NVIT – Class II	0%	0%
American Funds Growth Fund NVIT – Class II	0%	0%
American Funds Growth-Income Fund NVIT – Class II	0%	0%
Dreyfus IP Small Cap Stock Index Portfolio – Service Shares	0%	0%
Dreyfus Stock Index Fund – Initial Shares	40%	40%
Dreyfus VIF Appreciation Portfolio – Initial Shares	0%	0%
Fidelity VIP Equity-Income Portfolio – Service Class	0%	0%
Fidelity VIP Growth Portfolio – Service Class	0%	0%
Fidelity VIP Investment Grade Bond Portfolio – Service Class	0%	0%
Fidelity VIP Mid Cap Portfolio – Service Class	0%	0%
Fidelity VIP Energy Portfolio – Service Class 2	0%	0%
Fidelity VIP Freedom Fund 2010 Portfolio – Service Class	0%	0%
Fidelity VIP Freedom Fund 2020 Portfolio – Service Class	0%	0%
Fidelity VIP Freedom Fund 2030 Portfolio – Service Class	0%	0%
Fidelity VIP Overseas Portfolio – Service Class R	0%	0%
Franklin Founding Funds Allocation Fund - Class 2	0%	0%
Franklin Templeton VIPT Foreign Securities Fund – Class 3	0%	0%
Franklin Templeton VIPT Global Income Securities Fund – Class 3	0%	0%
Franklin Templeton VIPT Income Securities Fund – Class 2	0%	0%
Franklin Templeton VIPT Small Cap Value Securities Fund – Class I	0%	0%
Janus Aspen Forty Portfolio – Service Shares	0%	0%
Janus Aspen International Growth Portfolio – Service II Shares	0%	0%
Lehman Brothers AMT Short Duration Bond Portfolio – I Class	0%	0%
M Fund Brandes International Equity Fund	0%	0%
M Fund Business Opportunity Value Fund	0%	0%
M Fund Frontier Capital Appreciation Fund	0%	0%
M Fund Turner Core Growth Fund	0%	0%
MFS® VIT Value Series – Initial Class	0%	0%
Nationwide NVIT Gartmore Emerging Markets Fund – Class III	0%	0%
Nationwide NVIT Cardinal Aggressive Fund - Class I	0%	0%
Nationwide NVIT Cardinal Balanced Fund - Class I	0%	0%
Nationwide NVIT Cardinal Capital Appreciation Fund - Class I	0%	0%
Nationwide NVIT Cardinal Conservative Fund - Class I	0%	0%
Nationwide NVIT Cardinal Moderate Fund - Class I	0%	0%
Nationwide NVIT Cardinal Moderately Aggressive Fund - Class I	0%	0%
Nationwide NVIT Cardinal Moderately Conservative Fund - Class I	0%	0%
Nationwide NVIT Core Bond Fund - Class I	0%	0%
Nationwide NVIT Federated High Income Bond Fund – Class III	0%	0%
Nationwide NVIT Gartmore International Equity Fund - Class VI	0%	0%

Fund Allocation Factors

	During "RIGHT TO EXAMINE AND CANCEL" Period	After "RIGHT TO EXAMINE AND CANCEL" Period
Nationwide NVIT Government Bond Fund – Class I	0%	0%
Nationwide NVIT Health Sciences Fund-Class III	0%	0%
Nationwide NVIT International Index Fund – Class VI	0%	0%
Nationwide NVIT International Value Fund (Multi Managers) – Class III	0%	0%
Nationwide NVIT Investor Destinations Aggressive Fund – Class II	50%	50%
Nationwide NVIT Investor Destinations Conservative Fund – Class II	0%	0%
Nationwide NVIT Investor Destinations Moderate Fund – Class II	0%	0%
Nationwide NVIT Investor Destinations Moderately Aggressive Fund – Class II	0%	0%
Nationwide NVIT Investor Destinations Moderately Conservative Fund – Class II	0%	0%
Nationwide NVIT Lehman Brothers Core Plus Bond Fund - Class I	0%	0%
Nationwide NVIT Mid Cap Growth Fund – Class I	0%	0%
Nationwide NVIT Mid Cap Index Fund – Class I	0%	0%
Nationwide NVIT Money Market Fund – Class I	0%	0%
Nationwide NVIT Multi-Manages International Growth Fund - Class III	0%	0%
Nationwide NVIT Multi-Managers Large Cap Growth Fund - Class I	0%	0%
Nationwide NVIT Multi-Managers Large Cap Value Fund - Class I	0%	0%
Nationwide NVIT Multi-Managers Mid Cap Growth Fund - Class I	0%	0%
Nationwide NVIT Multi-Managers Mid Cap Value Fund - Class II	0%	0%
Nationwide NVIT Nationwide® Fund – Class I	0%	0%
Nationwide NVIT Short Term Bond Fund - Class II	10%	10%
Nationwide NVIT Multi Managers Small Cap Growth Fund – Class I	0%	0%
Nationwide NVIT Multi Managers Small Cap Value Fund – Class I	0%	0%
Nationwide NVIT Multi Managers Small Company Fund – Class I	0%	0%
Nationwide NVIT Technology & Communications Fund – Class III	0%	0%
Nationwide NVIT US Growth Leaders Fund - Class I	0%	0%
Neuberger Berman NVIT Multi Cap Opportunities Fund - Class I	0%	0%
Neuberger Berman NVIT Socially Responsible Fund - Class II	0%	0%
Oppenheimer Capital Appreciation Fund/VA – Non-Service Shares	0%	0%
Oppenheimer Global Securities Fund/VA – Class 3	0%	0%
Oppenheimer High Income Fund/VA – Class 3	0%	0%
Oppenheimer Main Street Small Cap Fund®/VA – Non-Service Shares	0%	0%
Oppenheimer Main Street® Fund/VA – Non-Service Shares	0%	0%
T. Rowe Price Blue Chip Growth Portfolio – Class II	0%	0%
T. Rowe Price Equity Income Portfolio – Class II	0%	0%
Van Kampen UIF Core Plus Fixed Income Portfolio – Class I	0%	0%
Nationwide NVIT Van Kampen Comstock Value Fund – Class I	0%	0%
Nationwide NVIT Van Kampen Multi Sector Bond Fund – Class I	0%	0%
Nationwide NVIT Van Kampen Real Estate Fund - Class I	0%	0%
Nationwide Fixed Account	0%	0%
Total	100%	100%